Exhibit 99.1

Papa Murphy’s Holdings, Inc. Announces Preliminary 2018 Fourth Quarter and Fiscal Year Results: Performance Better Than Guidance and Sales Trends Improving
Vancouver, WA, February 4, 2019 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced the following preliminary unaudited results for its fiscal fourth quarter and full fiscal year ended December 31, 2018.
The Company estimates that for the 13-week fourth quarter:

•	Total revenue will be approximately $32.0 million;

•	Comparable store sales(1) decreased approximately 1.3%;

•	Net income will be approximately $2.0 million, or $0.12 per diluted share;

•	Pro-Forma Net income(2) will be approximately $2.4 million, or $0.14 per diluted share; and

•	Adjusted EBITDA(2) will be approximately $5.9 million.
The Company estimates that for the 52-week fiscal year 2018:

•	Total revenue will be approximately $126.4 million;

•	Comparable store sales(1) decreased approximately 2.5%, and in line with latest guidance of low single digit decline;

•	Net income will be approximately $4.3 million, or $0.26 per diluted share;

•	Pro-Forma Net Income(2) will be approximately $7.3 million, or $0.43 per diluted share; and

•	Adjusted EBITDA(2) will be approximately $22.3 million, above latest guidance of at least $21 million.
______________________

(1)
“Comparable store sales” represents the change in year-over-year sales for comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date).

(2)
Pro-Forma Net Income and Adjusted EBITDA are non-GAAP measures. For a reconciliation of Pro-Forma Net Income and Adjusted EBITDA to GAAP net income and and explanation of why the Company considers Pro-Forma Net Income and Adjusted EBITDA to be useful measures, see the paragraph below entitled “Non-GAAP Financial Measures.”

Weldon Spangler, Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “We are very pleased with the continued progress of our strategic initiatives and the impact they had on our results in Q4 2018. We saw positive same store sales in October, marking our first period of same store sales growth in 37 months. Momentum has continued into 2019, and we expect our strategic and cost saving initiatives to continue to deliver in 2019. With our improved results, we were also able to pay down our term loan to $79.5 million at the end of the quarter.”
The preliminary results are unaudited and remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. The Company expects to release its audited full financial and operating results for its fiscal fourth quarter and fiscal year ended December 31, 2018 on March 13, 2019.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (“Papa Murphy’s” or the “Company”) (NASDAQ: FRSH) is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling hand-crafted, fresh pizzas for customers to bake at home. The Company was founded in 1981 and currently operates over

1,400 franchised and corporate-owned stores in 37 states, Canada, and the United Arab Emirates. Papa Murphy’s core purpose is to help anyone with an over and 15 minutes serve a scratch-made meal. In addition to fresh pizzas, the Company offers hand-crafted salads, sides and desserts to complete the meal. Order online today at www.papamurphys.com for easy pick up everywhere, and find us on your favorite delivery apps in select markets.
Forward-looking Statements
This press release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s estimated comparable store sales, total revenue, net income, Pro-Forma Net Income (and the components thereof) and Adjusted EBITDA (and the components thereof) for the fiscal quarter and fiscal year ended December 31, 2018, and expected future results of operations and business strategy, including the expected effects of the Company's strategic and cost-saving initiatives.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2018, (which can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of Adjusted EBITDA and Pro-Forma Net Income. Adjusted EBITDA and Pro-Forma Net Income are not derived in accordance with GAAP. Adjusted EBITDA and Pro-Forma Net Income should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA and Pro-Forma Net Income). The Company’s management believes that Adjusted EBITDA, and Pro-Forma Net Income are helpful as indicators of the current financial performance of the Company because Adjusted EBITDA, and Pro-Forma Net Income reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. We have provided reconciliations of Adjusted EBITDA and Pro-Forma Net Income to GAAP net income in the financial tables accompanying this release.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018
	(unaudited)	(unaudited)
Net Income	$1,997	$4,324
Depreciation and amortization	1,564	7,241
Provision for income taxes	513	1,483
Interest expense, net	1,370	5,212
EBITDA	$5,444	$18,260

Expenses not indicative of future operations:
CEO transition and restructuring (a)	206	595
E-commerce impairment and transition costs (b)	—	350
Store divestitures, closures, and impairment (c)	121	1,918
Litigation settlement and reserves (d)	(121)	908
Strategic alternatives (e)	237	237
Debt refinancing (f)	38	38
Estimated Adjusted EBITDA	$5,925	$22,306

Adjusted EBITDA margin (1)	18.5%	17.6%

(a)	Represents non-recurring management transition and restructuring costs plus costs associated with recruitment of a new Chief Executive Officer and Chief Financial Officer.

(b)	Represents impairment of our e-commerce platform based on the decision to move to a third party developed and hosted solution.

(c)
Represents non-cash charges associated with the disposal or impairment of store assets upon the determination that the book value of certain stores was higher than the fair value of those stores, plus lease buyouts and reserves for the residual contractual lease obligations on closed stores.

(d)	Payments and accruals made toward franchisee settlements and litigation reserves.

(e)	Reflects costs associated with the exploration of strategic alternatives.

(f)	Reflects costs associated with amendments to the Company's credit facilities.

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018
	(unaudited)	(unaudited)
Net Income	$1,997	$4,324
Expenses not indicative of future operations:
CEO transition and restructuring (a)	206	595
E-commerce impairment (b)	—	350
Store closures and impairment (c)	121	1,918
Litigation settlements and reserves (d)	(121)	908
Strategic alternatives (e)	237	237
Debt refinancing (f)	38	38
Income tax expense on above adjustments (g)	(123)	(1,031)
Pro Forma Net Income	$2,355	$7,339

Earnings per share - pro forma:
Basic	$0.14	$0.43
Diluted	$0.14	$0.43

Weighted average shares outstanding - pro forma:
Basic	16,946,942	16,929,764
Diluted	16,994,349	17,000,858

(a)	Represents non-recurring management transition and restructuring costs plus costs associated with recruitment of a new Chief Executive Officer and Chief Financial Officer.

(b)	Represents impairment of our e-commerce platform based on the decision to move to a third party developed and hosted solution.

(c)
Represents non-cash charges associated with the disposal or impairment of store assets upon the determination that the book value of certain stores was higher than the fair value of those stores, plus lease buyouts and reserves for the residual contractual lease obligations on closed stores.

(d)	Payments and accruals made toward franchisee settlements and litigation reserves.

(e)	Reflects costs associated with the exploration of strategic alternatives.

(f)	Reflects costs associated with amendments to the Company's credit facilities.

(g)	Reflects the tax expense associated with above adjustments at a normalized tax rate of 25.5%.

Investor Contact:
Maurice Hines
maurice.hines@papamurphys.com
360-449-4008

Media Contact:
Alexis Diltz or Daniel Evans
communications@papamurphys.com
360-449-4001